 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 14, 2017

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 (§230.405 of this chapter) of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Explanatory Note:

As previously disclosed, GulfMark Offshore, Inc. (“GulfMark” or the “Company”) filed a voluntary petition (the case commenced thereby, the “Chapter 11 Case”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on May 17, 2017 in the United States Bankruptcy Court for the District of Delaware (the “Court”). On October 4, 2017, the Court entered an order (the “Confirmation Order”) approving the Amended Chapter 11 Plan of Reorganization of the Company (as confirmed, the “Plan”). The Plan and the Confirmation Order were previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed on October 5, 2017, and are incorporated herein by reference.

On November 14, 2017 (the “Effective Date”), the Plan became effective pursuant to its terms and the Company emerged from the Chapter 11 Case. Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

Item 1.01. Entry into a Material Definitive Agreement.

Exit Credit Facility

On November 14, 2017 (the “Closing Date”), GulfMark Rederi AS (“Rederi”) entered into an agreement (the “Credit Facility Agreement”) with DNB Bank ASA, New York Branch, as agent, DNB Capital LLC as revolving lender and as swingline lender, and certain funds managed by Hayfin Capital Management LLP as term lenders, providing for two credit facilities: a senior secured revolving credit facility (the “Revolving Credit Facility”) and a senior secured term loan facility (the “Term Loan Facility”, and together with the Revolving Credit Facility, the “Facilities”). The Revolving Credit Facility provides for loans of up to $25,000,000, including a $12,500,000 swingline loan subfacility and a $5,000,000 letter of credit subfacility. The Term Loan Facility provides a $100,000,000 term loan, which has been funded in full. The Revolving Credit Facility is available in US dollars, Norwegian krone (“NOK”), British pounds sterling, and Euros. The final maturity date for the Facilities is November 14, 2022 (the “Final Maturity Date”). The proceeds of the Facilities may be used for (a) the refinancing of indebtedness existing on the Closing Date (including fees and expenses owed on the Closing Date), (b) general working capital purposes, and (c) lending by Rederi, pursuant to a subordinated intercompany loan agreement, to the Company and its subsidiaries party to such agreement. Proceeds of the Facilities may not be used to acquire vessels or finance business acquisitions generally.

Interest rates with respect to US dollar advances under the Revolving Credit Facility and the Term Loan Facility are based on, at Rederi’s option, (i) the adjusted U.S. prime rate (“ABR”) plus the applicable margin, or (ii) the LIBOR Rate plus the applicable margin. The applicable margin is 6.25% per annum for LIBOR loans and 5.25% per annum for ABR loans. Loans in NOK will use an adjusted Norwegian offered quotation rate for deposits in NOK rather than LIBOR. Loans in Euros will use an adjusted euro interbank offered rate administered by the European Money Markets Institute, rather than LIBOR.

Repayment of the Facilities is guaranteed by the Company and each of its significant subsidiaries (collectively, and including Rederi, the “Obligors”), and will be secured by a lien on 27 collateral vessels (the “Collateral Vessels”) and substantially all other assets of Rederi and the Obligors that own Collateral Vessels, including capital stock of the Company’s significant subsidiaries and intercompany loans and receivables. The collateral does not include vessels other than the Collateral Vessels.

Commitments under the Revolving Credit Facility will be reduced by $3,125,000, commencing on November 14, 2020, and in the same amount at consecutive six month intervals thereafter until the Final Maturity Date. Other than as may arise from the foregoing, no amortization of principal amount is required in connection with the Revolving Credit Facility.

The Term Loan Facility amortizes on the basis of a five year level principal payment schedule, payable semiannually, but commencing on the third anniversary of the Closing Date.

Prepayments of the Revolving Credit Facility are not restricted in any material respect, but prepayments of the Term Loan Facility are subject to a number of limits as to size and timing. Prepayments of the Term Loan Facility prior to November 14, 2019 must be accompanied by accrued unpaid interest and a make whole premium that is at least equal to (and could be greater than) the then present value of interest otherwise payable from the prepayment date through such date. Prepayments of the Term Loan Facility on or after November 14, 2019 and prior to November 14, 2020 are subject to a premium equal to 2% of the amount prepaid. Mandatory prepayments are also subject to the foregoing premiums generally, except for a prepayment required due to a total loss of a Collateral Vessel or other casualty event with respect to any Collateral Vessel. Mandatory prepayments are required under a number of circumstances, including a change of control (with respect to the Company and certain subsidiaries thereof) and the sale or total loss of a Collateral Vessel. The Facilities must be permanently reduced upon any such sale or loss to reflect the value of the Collateral Vessels sold or lost, unless certain collateral related minimum fair market value criteria are satisfied. Insurance proceeds received in respect of Collateral Vessels other than from a total loss generally must be applied as a pro rata mandatory prepayment of the Facilities to the extent not promptly used to redress the damage to the applicable vessel.

The Credit Facility Agreement contains a number of covenants that limit the operational flexibility of the Company and its subsidiaries. The sale of Collateral Vessels is subject to various restrictions, and will trigger payment of a prepayment premium if made during the applicable premium payment period. The Credit Facility Agreement requires Obligors to satisfy certain financial covenants: (i) minimum liquidity covenants of at least $15,000,000 in cash and $30,000,000 minimum liquidity, (ii) a leverage ratio (total debt to 12 months EBITDA) of not more than 5.0 to 1.0, tested quarterly beginning December 31, 2020, (iii) a total debt to capital ratio, tested quarterly, not to exceed 0.45 to 1.0, and (iv) a collateral to commitment coverage ratio (the ratio of aggregate Collateral Vessels’ fair market value to the total outstanding amount, including commitments, of the Facilities) of at least 2.50 to 1.0. Collateral Vessel operations are also subject to a variety of restrictive provisions, including customary provisions related to vessel flag, registry, safety standards, environmental compliance, insurance, technical and commercial management, joint venture activities, modification limits, chartering scope limits, survey and inspection requirements, and other limitations.

The Obligors are also subject to restrictions on additional indebtedness, additional liens on assets, investments, mergers and acquisitions, vessel dispositions, joint ventures, vessel classification maintenance, distributions to equity holders, affiliate transactions, leasing limits and other customary matters. The Facilities are also subject to a variety of events of default related to the business and financial condition of the Obligors and the operation of the Collateral Vessels.

The foregoing description of the Facilities is not complete and is qualified by reference to the complete document, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Warrant Agreements

New Noteholder Warrants

The Jones Act, which applies to companies that engage in maritime transportation of merchandise and passengers between points in the United States (known as marine cabotage services or coastwise trade), requires that, among other things, with respect to a publicly traded company, the aggregate ownership of common stock by Non-U.S. Citizens be not more than 25% of its outstanding common stock. Accordingly, Non-U.S. Citizen creditors who would otherwise be recipients of New Common Stock pursuant to the Plan or the Rights Offerings may receive, in lieu of New Common Stock, New Noteholder Warrants (as defined below) to acquire New Common Stock at a de minimus exercise price, as further described below.

On the Effective Date, the Company entered into a warrant agreement (the “New Noteholder Warrant Agreement”) with American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”), pursuant to which the Company issued warrants (the “New Noteholder Warrants”), entitling the holders thereof to purchase an aggregate of 2,956,859 shares of New Common Stock. The New Noteholder Warrants are exercisable for a 25-year term period commencing on the Effective Date at an exercise price of $0.01 per share.

The foregoing description of the New Noteholder Warrant Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

New Existing Equity Warrants

On the Effective Date, the Company entered into a warrant agreement (the “New Existing Equity Warrant Agreement”) with the Warrant Agent, pursuant to which the Company issued warrants (the “New Existing Equity Warrants,” and together with the New Noteholder Warrants, the “New Warrants”) to purchase an aggregate of 810,811 shares of New Common Stock (representing 7.5% of the Reorganized GulfMark Equity), exercisable for a 5-year period commencing on the Effective Date at an exercise price of $100.00 per share (subject to adjustment as described in the New Existing Equity Warrant Agreement).

The New Warrants contain certain provisions to facilitate the Company's compliance with the U.S. Maritime Laws limiting the ownership of its common stock by Non-U.S. Citizens so that it may operate vessels in the coastwise trade of the United States and comply with the Company's obligations under any contracts that it may enter into from time to time with the United States government.

The foregoing description of the New Existing Equity Warrant Agreement is not complete and is qualified by reference to the complete document, which was filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A with the SEC on November 14, 2017, and is incorporated herein by reference.

Registration Rights Agreement

On the Effective Date, the Company and the other signatories thereto (the “Holders”) executed a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the SEC, within 60 days of the receipt of a request by Holders of at least 25% of the Registrable Securities (as defined in the Registration Rights Agreement), a registration statement on Form S-3 or Form S-1, if Form S-3 is not available (the “Initial Shelf Registration Statement”), covering resales of the Company’s Registrable Securities held by the Holders. The Registration Rights Agreement further provides that beginning 180 days after the Effective Date, any Holder or group of Holders may request (a “Demand Registration”) that the Company effect the registration of all or part of such Holders’ Registrable Securities by filing a registration statement (such registration statement, and including the Initial Shelf Registration Statement, a “Registration Statement”) with the SEC; provided that the Company will not be required to file a Registration Statement in response to a Demand Registration, if among other things: (i) the number of Registrable Securities requested to be registered does not equal at least 25% of all Registrable Securities; (ii) a Registration Statement shall have previously been declared effective by the SEC within 180 days preceding the date of such request; or (iii) more than three Demand Registrations have been previously made (subject to certain thresholds).

Pursuant to the terms of the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to cause such a Registration Statement to be declared effective as promptly as practicable (provided that an Initial Shelf Registration Statement must reflect fresh-start accounting prior to being declared effective) and to cause such Registration Statement to remain effective until the date specified in the Registration Rights Agreement. The Registration Rights Agreement contains other customary terms and conditions, including, without limitation, provisions with respect to piggyback rights, blackout periods and indemnification.

The foregoing description of the Registration Rights Agreement is not complete and is qualified by reference to the complete document, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form 8-A with the SEC on November 14, 2017, and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Equity Interests

On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Company, including the outstanding shares of the Company’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

Debt Securities and Loans

On the Effective Date, by operation of the Plan, all outstanding obligations of the Company under the Indenture, dated as of March 12, 2012 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof), between the Company, as issuer, and U.S. Bank National Association, as trustee, relating to the Company’s 6.375% notes due 2022 were cancelled, except to the extent expressly set forth in the Plan.

On the Effective Date all outstanding amounts payable under the following loan agreements were repaid in full and such agreements were cancelled:

●

Multicurrency Facility Agreement dated as of September 26, 2014 (as amended, supplemented and/or restated from time to time), by and among the Company, GulfMark Americas Inc., and The Royal Bank of Scotland plc, as agent for the lenders.

●

Multi-Currency Revolving Credit Facility Agreement dated October 23, 2014 (as amended, supplemented and/or restated from time to time) by and among GulfMark Rederi AS, DNB Bank ASA, as lead arranger and lender, and the lenders party thereto.

●	Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of May 18, 2017, among the Company, GulfMark Rederi AS and DNB Bank ASA.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the Plan, the Company issued:

(i)

2,035,811 shares of New Common Stock and 975,492 New Noteholder Warrants, pursuant to the 1145 Rights Offering; 1,424,679 shares of New Common Stock and 683,777 New Noteholder Warrants, pursuant to the 4(a)(2) Rights Offering; and 1,240,243 shares of New Common Stock in connection with the Backstop Commitment, including 360,000 shares of New Common Stock issued as the Backstop Commitment Premium;

(ii)	2,267,408 shares of New Common Stock and 1,297,590 New Noteholder Warrants to holders of Senior Notes; and
(iii)	75,000 shares of New Common Stock and 810,811 New Existing Equity Warrants to holders of pre-emergence outstanding common stock of the Company.

On the Effective Date, pursuant to the Plan, the Company reserved (i) 2,956,859 shares of New Common Stock for issuance upon the potential exercise of the New Noteholder Warrants and (ii) 810,811 shares of New Common Stock for issuance upon the potential exercise of the New Existing Equity Warrants.

The shares of New Common Stock and the New Warrants (and the shares of New Common Stock issuable upon the exercise thereof) issued pursuant to the 1145 Rights Offering pursuant to the Plan or pursuant to the Backstop Commitment Premium, as described above, were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 1145 of the Bankruptcy Code, which generally exempts from such registration requirements the issuance of securities under a plan of reorganization. The shares of New Common Stock and the New Noteholder Warrants issued pursuant to the 4(a)(2) Rights Offering or in connection with the Backstop Commitment (other than the Backstop Commitment Premium as described above) were exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D thereunder.

Item 3.03. Material Modification to the Rights of Securities Holders.

The information set forth in Items 1.01, 1.02, 3.02, 5.01, 5.02 and 5.03 of this Report is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As disclosed elsewhere in this Current Report on Form 8-K, on the Effective Date, all of the outstanding common stock of the Company was cancelled, and the Company issued New Common Stock pursuant to the Plan.

As a result of the distributions of the New Common Stock and the New Warrants and the cancellation of the existing equity interests of the Company pursuant to the Plan, (i) holders of the Unsecured Notes received 35.65% of the outstanding Reorganized GulfMark Equity (including the New Noteholder Warrants), (ii) participants in the Rights Offerings received 63.60% of the outstanding Reorganized GulfMark Equity (including the New Noteholder Warrants), and (iii) holders of the pre-emergence outstanding common stock of the Company received 0.75% of the outstanding Reorganized GulfMark Equity along with New Existing Equity Warrants (as described above).

As disclosed in Item 5.02 below, pursuant to the Plan, the terms of the current members of the Company’s board of directors (the “Board”) were terminated, and as of the Effective Date the Board has seven members designated in accordance with the Plan, six of whom will be new to the Board.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors

As of the Effective Date, the following directors have been deemed to have resigned from the Board in connection with the Company’s emergence from the Chapter 11 Case and pursuant to the Plan: David J. Butters, Sheldon S. Gordon, Brian R. Ford, Rex C. Ross, Charles K. Valutas, Peter I. Bijur and Steven W. Kohlhagen.

Prior to the departure of these directors, Mr. Butters served as Chairman of the Board and Chairman of the Compensation Committee; Mr. Bijur served as Chairman of the Governance & Nominating Committee and sat on the Audit Committee; Mr. Ford served as Chairman of the Audit Committee and sat on the Governance & Nominating Committee; Mr. Gordon sat on the Compensation and Audit Committees; Mr. Kohlhagen sat on the Audit and Compensation Committees; Mr. Ross sat on the Audit and Governance & Nominating Committees; and Mr. Valutas sat on the Compensation and Governance & Nominating Committees.

Appointment of Directors

As of the Effective Date, the Board consists of seven members. Pursuant to the Plan, Quintin V. Kneen, the Company’s President and Chief Executive Officer, has continued as a director along with the following new directors: Eugene Davis, Domenic DiPiero, Scott McCarty, Louis Raspino, Krishna Shivram and Kenneth Traub.

On the Effective Date, the Board appointed Messrs. Shivram, Raspino and Davis to serve on the Audit Committee, with Mr. Shivram serving as Chairman of the Audit Committee; Messrs. McCarty, Traub and DiPiero to serve on the Compensation Committee, with Mr. McCarty serving as Chairman of the Compensation Committee; and Messrs. Traub, McCarty and Raspino to serve on the Nominating and Governance Committee, with Mr. Traub serving as Chairman of the Nominating and Governance Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the terms of the Plan, the Company filed the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of Delaware. The Certificate of Incorporation includes provisions relating to a redemption warrant entitling the holder thereof to purchase one share of any class of capital stock of the Company at an exercise price of $0.01 per share governed by the terms of a warrant agreement to be entered into between the Company and a warrant agent, and substantially in the form on file with the SEC (the “Redemption Warrant Agreement”).

Also on the Effective Date, and pursuant to the terms of the Plan, the Company adopted the Amended and Restated Bylaws (the “Bylaws”). Copies of the Certificate of Incorporation, the Bylaws and the form of Redemption Warrant Agreement and were filed as Exhibits 3.1, 3.2 and 4.2, respectively, to the Company’s Registration Statement on Form 8-A filed with the SEC on November 14, 2017, and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On the Effective Date, the Company issued a press release announcing its emergence from the Chapter 11 Case. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.      Other Events.

As of the Effective Date, the New Common Stock (with CUSIP numbers of 402629 307, 402629 406 and 402629 505) and New Existing Equity Warrants (with CUSIP number of 402629 117) were approved for listing on the NYSE American, and will begin trading on November 15, 2017. The Company is also in the process of registering the New Noteholder Warrants (with CUSIP numbers of 402629 125, 402629 133 and 402629 141) to be traded and quoted on the OTCQX market (which is operated by OTC Markets Group, Inc.). The Company expects the OTC approval for trading and quotation of the New Noteholder Warrants to be effective during the fourth quarter of 2017.

Item 9.01.     Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

2.1

Order of the Bankruptcy Court, dated October 4, 2017, confirming the Amended Chapter 11 Plan of Reorganization of GulfMark, including a copy of the Amended Chapter 11 Plan of Reorganization of GulfMark (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on October 5, 2017).

3.1	Amended and Restated Certificate of Incorporation of GulfMark Offshore, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form 8-A filed on November 14, 2017).
3.2	Form of Redemption Warrant Agreement (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form 8-A filed on November 14, 2017).
3.3	Amended and Restated Bylaws of GulfMark Offshore, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 8-A filed on November 14, 2017).
10.1*

Credit Facility Agreement, dated November 14, 2017, by and among GulfMark Rederi AS, DNB Bank ASA, New York Branch, as agent, DNB Capital LLC as revolving lender and as swingline lender, and certain funds managed by Hayfin Capital Management LLP as term lenders.

10.2*	New Noteholder Warrant Agreement, dated as of November 14, 2017, between the Company and the Warrant Agent.
10.3

New Existing Equity Warrant Agreement, dated as of November 14, 2017, between the Company and the Warrant Agent (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A filed on November 14, 2017).

10.4

Registration Rights Agreement, dated as of November 14, 2017, between the Company and the other signatories thereto (incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form 8-A filed on November 14, 2017).

99.1*	Press Release dated November 14, 2017.

*filed or furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GulfMark has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2017		GULFMARK OFFSHORE, INC.

	By:	/s/ James M. Mitchell
James M. Mitchell
Executive Vice President & Chief Financial Officer